                                                            EXHIBIT 2.3

C&S 550m (11/97)
------------------------------------------------------------------------------------------------------------------------------------

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
------------------------------------------------------------------------------------------------------------------------------------
  Date Received                                                             (FOR BUREAU USE ONLY)


---------------------------------------


------------------------------------------------------------------
Name                                                               EFFECTIVE DATE:
Eric S. Bronstein, Esq.                                            Expiration date for new assumed names: N/A
                                                                   Expiration date for transferred assumed names appear in Item 6
------------------------------------------------------------------
Address
One Woodward Ave., Suite 2400
------------------------------------------------------------------
City              State               Zip
Detroit         MI               48226
------------------------------------------------------------------------------------------------------------------------------------

 Document will be returned to the name and address you enter above.

                              CERTIFICATE OF MERGER
 CROSS ENTITY MERGER FOR USE BY PROFIT CORPORATIONS, LIMITED LIABILITY COMPANIES
                            AND LIMITED PARTNERSHIPS

         Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act
213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:
------------------------------------------------------------------------------------------------------------------------------------
1.      The Plan of Merger (Consolidation) is as follows:
        BSC ACQUIRING CORP., A MICHIGAN CORPORATION (THE "DISAPPEARING
        COMPANY"), WILL MERGE WITH AND INTO BLOOMFIELD SERVICING COMPANY,
        L.L.C., A MICHIGAN LIMITED LIABILITY COMPANY (THE "SURVIVING COMPANY"),
        WITH THE SURVIVING COMPANY ASSUMING ALL OF THE LIABILITIES OF THE
        DISAPPEARING COMPANY, THE PARENT COMPANY OF THE DISAPPEARING COMPANY
        (THE "PARENT") RECEIVING A 100% MEMBERSHIP INTEREST IN THE SURVIVING
        COMPANY, AND THE FORMER MEMBERS OF THE SURVIVING COMPANY RECEIVING
        SHARES IN THE PARENT.

        a. The name of each constituent entity and its identification number is:

        BSC ACQUIRING CORP.                                             516995
        ----------------------------------------------------------------------

        BLOOMFIELD SERVICING COMPANY, L.L.C.                            B01933
        ----------------------------------------------------------------------

        b. The name of the surviving (new) entity and its identification number is:

        BLOOMFIELD SERVICING COMPANY, L.L.C.                            B01933
        ----------------------------------------------------------------------

        Corporations and Limited Liability Companies provide the street address of the survivor's principal place of business:

        260 EAST BROWN ST., SUITE 350, BIRMINGHAM, MI 48009
----------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
2.      (Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.) N/A

        The merger (consolidation) shall be effective on the day of , 19 .
------------------------------------------------------------------------------------------------------------------------------------

3. COMPLETE FOR PROFIT CORPORATIONS ONLY
------------------------------------------------------------------------------------------------------------------------------------
For each constituent stock corporation, state:

                                   Designation and number of
                                  outstanding shares in each      Indicate class or series of       Indicate class or series
       Name of corporation              class or series             shares entitled to vote       entitled to vote as a class
BSC ACQUIRING CORP.             100 SHARES COMMON STOCK          COMMON STOCK ONLY
------------------------------------------------------------------------------------------------------------------------------------

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:  N/A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The manner and basis of converting shares are as follows: EACH SHARE OF THE
DISAPPEARING COMPANY SHALL BE CONVERTED INTO A ONE PERCENT (1%) MEMBERSHIP
INTEREST IN THE SURVIVING COMPANY.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows: N/A

The plan of merger will be furnished by the surviving limited liability company, on request and without cost, to any shareholder of any constituent profit corporation.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The plan of merger was approved by the Board of Directors and the sole shareholder of the following Michigan corporation(s) in accordance with Section
703a of the Act.
BSC ACQUIRING CORP.
----------------------------------------------------------------


BY:
     -----------------------------------
        JEFFREY P. JORISSEN, PRESIDENT
        BSC ACQUIRING CORP.
------------------------------------------------------------------------------------------------------------------------------------

4. COMPLETE FOR ANY LIMITED LIABILITY COMPANIES ONLY

------------------------------------------------------------------------------------------------------------------------------------
Check one of the following
  X      There are no changes to be made to the articles of organization of the
  -      surviving limited liability company.

         The amendments to the Articles, or a restatement of the Articles, of the surviving limited liability company to be effected by the merger are as follows:
  -
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The manner and basis of converting the membership interests in each limited liability company into membership interests in the surviving company, or into cash or other property, or into a combination thereof are as follows: EACH OF
THE PRE-MERGER MEMBERS OF THE SURVIVING COMPANY WILL RECEIVE SHARES OF COMMON
STOCK OF THE PARENT COMPANY OF THE DISAPPEARING COMPANY, AS SET FORTH IN THE
AGREEMENT AND PLAN OF MERGER AMONG THE PARTIES.

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
The plan of merger was approved by the members of each constituent limited liability company in accordance with section 702(1).
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The plan of merger was approved by the members of each domestic limited liability company in accordance with section 705a(5) and by each constituent business organization in the manner provided by the laws of the jurisdiction in which it is organized.
------------------------------------------------------------------------------------------------------------------------------------


                                   Signed this            day of March, 1998

                                   By
                                   ----------------------------------------------------------------------------------------------
                                                                             (Signature)
                                   Daniel E. Bober                                                                Manager
                                   ----------------------------------------------------------------------------------------------
                                   (Type or Print Name and Title)

                                   BLOOMFIELD SERVICING COMPANY, L.L.C.
                                   ----------------------------------------------------------------------------------------------
                                                                 (Name of Limited Liability Company)
5.  LIMITED PARTNERSHIPS - N/A

6. COMPLETE FOR CORPORATIONS AND LIMITED LIABILITY COMPANIES ONLY

------------------------------------------------------------------------------------------------------------------------------------
The assumed names being transferred to continue for the remaining effective period of the certificate of assumed name on file prior to the merger are:  N/A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

New assumed names under which business is to be conducted are: N/A


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


Name of person or organization              Preparer's name and business
remitting fees:                             telephone number:

JAFFE, RAITT, HEUER & WEISS,                ERIC S. BRONSTEIN, ESQ.
 PROFESSIONAL CORPORATION                   313/961-8380


$150